AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 2008
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 SmartPros Ltd.
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             (Exact name of registrant as specified in its charter)


                 Delaware                                13-4100476
------------------------------------------      --------------------------------
 (State of incorporation or organization)             (I.R.S. Employer
                                                    Identification No.)

   12 Skyline Drive, Hawthorne, New York                   10532
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  (Address of principal executive office)                (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of                 registration of securities pursuant
securities pursuant to Section 12          to Section 12(g) of the Exchange
(b) of the Exchange Act and is             Act is effective pursuant to
effective upon filing pursuant to          General Instruction A.(d), check
General Instruction A.(c), check           the following box. / /
the following box. /X/

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM
RELATES: N/A.
         ----

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

          TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE WHICH
          TO BE SO REGISTERED                   EACH CLASS IS TO BE REGISTERED
-------------------------------------------    ---------------------------------

 Common Stock, par value $.0001 per share        The NASDAQ Stock Market LLC
      Common Stock Purchase Warrants             The NASDAQ Stock Market LLC
-------------------------------------------    ---------------------------------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      None.

Item 1.   Description of Registrant's Securities to be Registered.

         The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form SB-2, File No. 333-115454, filed with the Commission on May 13, 2004, as amended on June 30, 2004, August 6 2004, September 2, 2004 and September 14, 2004, October 12, 2004 and October 15, 2004 (the "Registration Statement") and is incorporated herein by reference to such filing. See the "Description of Securities" in the Registration Statement.

Item 2.   Exhibits

         The following exhibits required to be filed by this item are either filed herewith or, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration
Statement:


1. Specimen copy of the Common Stock Certificate (Exhibit 4.1 to the Registration Statement).

2.   Specimen copy of the Common Stock Purchase Warrant (Exhibit A to Exhibit
     4.2 to the Registration Statement).

3.   Form of Warrant Agreement (Exhibit 4.2 to the Registration Statement).

4. Certificate of Incorporation, as amended (Exhibit 3.1 to the Registration Statement).

5. Amended and Restated Bylaws, as amended (Exhibit 3.2 to the Registration Statement).


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 21, 2008

                                 SMARTPROS LTD.


                                 By:      /S/ Allen S. Greene
                                      ---------------------------------------
                                      Allen S. Greene,
                                      Chief Executive Officer

                                  EXHIBIT INDEX

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NO.        DESCRIPTION
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1.         Specimen copy of the Common Stock Certificate (Exhibit 4.1 to the
           Registration Statement).
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2.         Specimen copy of the Common Stock Purchase Warrant (Exhibit A to
           Exhibit 4.2 to the Registration Statement).
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3.         Form of Warrant Agreement (Exhibit 4.2 to the Registration
           Statement).
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4          Certificate of Incorporation, as amended (Exhibit 3.1 to the
           Registration Statement).
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5.         Amended and Restated Bylaws, as amended (Exhibit 3.2 to the
           Registration Statement).
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